                                                                    EXHIBIT 99.2


[O'CHARLEY'S INC. LOGO]                       [FORBES BEST SMALL COMPANIES LOGO]

NEWS RELEASE



CONTACT: A. Chad Fitzhugh
         Chief Financial Officer
         (615) 782-8818

                    O'CHARLEY'S REPORTS THIRD QUARTER RESULTS

THIRD QUARTER HIGHLIGHTS
-  EARNINGS PER SHARE INCREASES 36.4%
-  EIGHT STORES OPEN, REACHING 180 RESTAURANTS
-  TO ACQUIRE NINETY NINE RESTAURANT & PUB FOR $160 MILLION
-  ISSUES 2003 EPS GUIDANCE OF $1.50 TO $1.55 PER SHARE
-  NAMED TO FORBES' RANKING OF 200 BEST SMALL COMPANIES FOR THE THIRD STRAIGHT
   YEAR

NASHVILLE, Tenn. (October 28, 2002) -- O'Charley's Inc. (Nasdaq/NM: CHUX), a leading casual dining restaurant company in the Southeast and Midwest, today reported revenues, earnings per share and restaurant operating margin for the 12-week and 40-week periods ended October 6, 2002.

Financial and Operational Highlights

         For the 12-week period ended October 6, 2002, earnings per diluted share increased 36.4% to $0.30 compared with earnings before asset impairment and exit costs of $0.22 in the 12-week period ended October 7, 2001. Revenues in the third quarter increased 10.3% to $116.6 million from $105.8 million in the prior-year period. Net earnings for the third quarter increased 38.0% to $5.9 million compared with earnings before asset impairment and exit costs of $4.3 million in the third quarter of 2001.

         On a diluted per share basis, earnings before the cumulative effect of a change in accounting principle for the 40 weeks ended October 6, 2002, increased 18.8% to $1.01 compared with earnings before asset impairment and exit costs of $0.85 for the 40 weeks ended October 7, 2001. Revenues rose 12.4% to $381.4 million from $339.2 million in the prior-year period. Earnings before the cumulative effect of a change in accounting principle increased 25.6% to $19.9 million from earnings before asset impairment and exit costs of $15.9 million in the prior-year period.

         The Company incurred an after-tax charge of $6.1 million, or $0.31 per diluted share, which was recorded as a cumulative effect of a change in accounting principle as of the beginning of fiscal 2002 for the goodwill related to the purchase of the Stoney River concept in May 2000. The Company incurred an after-tax charge of $3.8 million, or $0.19 per diluted share, in the third quarter of 2001 related to the decision to close five stores. For the year-to-date periods, the Company reported net earnings of $13.8 million, or $0.70 per diluted share, in 2002 compared with $12.1 million, or $0.65 per diluted share, in 2001.

         Same store sales in the third quarter decreased 0.4%. Restaurant operating margin was 22.4% in the third quarter compared with 21.0% in the prior-year period. Same store sales year-to-date are down 0.1% compared with up 2.0% a year ago.


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            3038 SIDCO DRIVE - NASHVILLE, TN 37204 - (615) 256-8500


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CHUX Reports Third Quarter Results
Page 2
October 28, 2002


         Gregory L. Burns, chairman and chief executive officer, said, "The results for the third quarter are a testament to the resiliency of the O'Charley's brand and the experience of our dedicated operators. The current economic climate continues to be uncertain. Despite this environment, the continued focus on operating excellence, the success of our fall value promotion and the favorable trends in food and operating costs led to earnings per share at the top of our guidance for the third quarter.

         "The softness in the economy has clearly had an effect on consumer spending in almost all sectors. While we are certainly disappointed with the impact this has had on our comparable store sales performance, we are encouraged by the positive sales trends during the last ten weeks as well as the successful introduction of our new menu. In addition, we are very excited about the contribution the operating initiatives such as Service Stars continue to make towards improved earnings growth. With an improvement in the overall economy, we look forward to complementing our strong earnings growth with a return to the same store sales performance to which we have become accustomed over the past 11 years."

New Store Development Plans - O'Charley's

         The Company opened six new O'Charley's restaurants in the third quarter and two new locations subsequent to the end of the quarter, bringing the total number of O'Charley's restaurants to 180. New units opened in Atlanta, GA; Columbia, SC, which replaced a closed store; Jacksonville, FL; Louisville, KY; Nashville, TN; and Richmond, VA, during the third quarter and in Cincinnati, OH, and Dayton, OH, to date in the fourth quarter. Mr. Burns added, "Our new store openings were slightly ahead of schedule during the quarter with their initial results in line with our expectations. With two additional locations opening in the fourth quarter, we will achieve our store-opening goal of 24 for 2002. Similar to this year, the development plan of 27 to 29 new stores in 2003 will continue to consist primarily of locations within existing markets with Kansas City slated as our newest metropolitan market for 2003."

Stoney River Legendary Steaks

         Same store sales in the third quarter for the Company's Stoney River restaurants, which includes a base of only two stores, decreased 2.3%. During the quarter, the Company opened its fifth store in Louisville, KY, and remains on schedule for the opening of its sixth Stoney River restaurant in Nashville, TN, in the fourth quarter of 2002. Mr. Burns stated, "With such a small base and its inherent volatility, comparable sales will not be the most accurate measure of this group's performance until late 2003. The upscale dining segment is still suffering, but we believe by comparison that Stoney River is doing well. We have been pleased with the initial customer response in the Louisville location and look forward to the Nashville opening next month."

Forbes 200 Ranking

         For the third year in a row, O'Charley's was named one of Forbes' 200 Best Small Companies in America. "We are pleased to once again receive Forbes' recognition. This achievement reflects the hard work and dedication of our team
- the best people in the business - to exceed our customers' expectations," stated Mr. Burns.

Ninety Nine Restaurant Acquisition

         In a separate announcement, the Company reported it has signed a definitive agreement to acquire Ninety Nine Restaurant & Pub (Ninety Nine) for total consideration valued at approximately $160 million. Family owned and operated since 1952, Woburn, Massachusetts-based Ninety Nine is a New England leader in casual dining with 74 locations in Massachusetts, New Hampshire, Rhode Island,


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CHUX Reports Third Quarter Results
Page 3
October 28, 2002


Maine, Vermont and Connecticut. The Company expects the acquisition to close in the first quarter of 2003 and to be accretive up to $0.10 per diluted share in 2003.

Outlook

         The Company stated that it expects to report net earnings per share of $0.31 to $0.33 on revenues of $120 to $122 million for the fourth quarter ending December 29, 2002, resulting in earnings, before the cumulative effect of a change in accounting principle, of $1.32 to $1.34 per diluted share for fiscal 2002. These projected results for the fourth quarter are based upon flat same store sales and four new stores opening during the fourth quarter.

         The Company also announced preliminary guidance for 2003 of earnings per share of $1.50 to $1.55. These projected results do not include the expected contribution from the Ninety Nine acquisition. The Company intends to provide a more definitive range of guidance and assumptions for both 2003 and the Ninety Nine acquisition prior to the end of the fourth quarter.

Investor Conference Call and Web Simulcast

         O'Charley's will conduct a conference call on its third quarter 2002 earnings release on October 29, 2002, at 10:00 a.m. EST. The number to call for this interactive teleconference is (913) 981-5509. A replay of the conference call will be available until November 1, 2002, by dialing (719) 457-0820 and entering the passcode, 437819.

         The Company will also provide an on-line Web simulcast and rebroadcast of the conference call. The live broadcast of O'Charley's quarterly conference call will be available on-line at the Company's Website at www.ocharleys.com, as well as www.streetevents.com, www.companyboardroom.com and www.vcall.com, on October 29, 2002, beginning at 10:00 a.m. EST. The on-line replay will follow shortly after the call and continue until November 12, 2002.

         O'Charley's Inc. operates 180 casual-dining, full-service restaurants in 14 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, fresh seafood, chicken that is always fresh and never frozen, popular homemade yeast rolls, a variety of fresh-cut salads with special-recipe salad dressings and their signature caramel pie. In addition, the Company currently operates five Stoney River Legendary Steaks restaurants with two locations in Atlanta, GA, two locations in Chicago, IL, and one location in Louisville, KY.

         This press release and statements made by or on behalf of the Company relating hereto, including the Company's estimates of its same stores sales and results of operations in future periods, and statements concerning the Company's development and expansion plans, may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to complete and successfully integrate the Ninety Nine Restaurant & Pub acquisition; locate acceptable restaurant sites, open new restaurants, and operate such restaurants profitably; implement successfully its franchising program; hire, train, and retain skilled management and other personnel; obtain adequate financing on acceptable terms; changes in consumer tastes, demographic trends, and national, regional and local economic conditions; as well as changes in costs relating to food, commodities, labor, employee benefits and similar items; and the other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001, under the caption "Forward-looking Statements/Risk Factors" and in the Company's other filings with the Securities and Exchange


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

CHUX Reports Third Quarter Results
Page 4
October 28, 2002


Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives and plans will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



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

CHUX Reports Third Quarter Results
Page 5
October 28, 2002


                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
             TWELVE WEEKS ENDED OCTOBER 6, 2002 AND OCTOBER 7, 2001


                                                                      2002                         2001
                                                           ------------------------      ------------------------
                                                                   (in thousands, except per share data)
Revenues:
      Restaurant sales                                     $115,565            99.1%     $104,777            99.1%
      Commissary sales                                        1,057             0.9%          980             0.9%
                                                           ------------------------      ------------------------
                                                            116,622           100.0%      105,757           100.0%
Costs and Expenses:
      Cost of restaurant sales:
         Cost of food and beverage                           32,727            28.3%       31,433            30.0%
         Payroll and benefits                                35,872            31.0%       32,500            31.0%
         Restaurant operating costs                          21,092            18.3%       18,819            18.0%
      Cost of commissary sales                                  992            93.9%          918            93.7%
      Advertising, general and administrative expenses        8,492             7.3%        7,554             7.1%
      Depreciation and amortization                           5,976             5.1%        5,376             5.1%
      Asset impairment and exit costs                            --             0.0%        5,798             5.5%
      Pre-opening costs                                       1,194             1.0%        1,213             1.1%
                                                           ------------------------      ------------------------
                                                            106,345            91.2%      103,611            98.0%
                                                           ------------------------      ------------------------

Income from Operations                                       10,277             8.8%        2,146             2.0%

Other (Income) Expense:
      Interest expense, net                                   1,221             1.0%        1,353             1.3%
      Other, net                                                 11             0.0%           34             0.0%
                                                           ------------------------      ------------------------
                                                              1,232             1.0%        1,387             1.3%
                                                           ------------------------      ------------------------

Earnings Before Income Taxes                                  9,045             7.8%          759             0.7%
Income Taxes                                                  3,143             2.7%          264             0.2%
                                                           ------------------------      ------------------------
Net Earnings                                               $  5,902             5.1%     $    495             0.5%
                                                           ========================      ========================

Basic Earnings per Share:
      Earnings per Common Share                            $   0.31                      $   0.03
                                                           ========                      ========
      Weighted Average Common Shares Outstanding             18,751                        18,568
                                                           ========                      ========
Diluted Earnings per Share:
      Earnings per Common Share                            $   0.30                      $   0.03
                                                           ========                      ========
      Weighted Average Common Shares Outstanding             19,726                        19,590
                                                           ========                      ========




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

CHUX Reports Third Quarter Results
Page 6
October 28, 2002


                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
              FORTY WEEKS ENDED OCTOBER 6, 2002 AND OCTOBER 7, 2001


                                                                      2002                         2001
                                                           ------------------------      ------------------------
                                                                   (in thousands, except per share data)
Revenues:
     Restaurant sales                                      $377,691            99.0%     $336,009            99.1%
     Commissary sales                                         3,704             1.0%        3,166             0.9%
                                                           ------------------------      ------------------------
                                                            381,395           100.0%      339,175           100.0%
Costs and Expenses:
     Cost of restaurant sales:
        Cost of food and beverage                           108,285            28.7%       98,913            29.4%
        Payroll and benefits                                118,050            31.3%      105,040            31.3%
        Restaurant operating costs                           65,624            17.4%       58,624            17.4%
     Cost of commissary sales                                 3,466            93.6%        2,974            93.9%
     Advertising, general and administrative expenses        27,858             7.3%       22,312             6.6%
     Depreciation and amortization                           19,300             5.1%       16,738             4.9%
     Asset impairment and exit costs                             --             0.0%        5,798             1.7%
     Pre-opening costs                                        4,143             1.1%        5,060             1.5%
                                                           ------------------------      ------------------------
                                                            346,726            90.9%      315,459            93.0%
                                                           ------------------------      ------------------------

Income from Operations                                       34,669             9.1%       23,716             7.0%
Other (Income) Expense:
     Interest expense, net                                    4,205             1.1%        5,147             1.5%
     Other, net                                                 (87)            0.0%           35             0.0%
                                                           ------------------------      ------------------------
                                                              4,118             1.1%        5,182             1.5%
                                                           ------------------------      ------------------------

Earnings Before Income Taxes                                 30,551             8.0%       18,534             5.5%
Income Taxes                                                 10,616             2.8%        6,441             1.9%
                                                           ------------------------      ------------------------
Earnings before cumulative effect of
     change in accounting principle                          19,935             5.2%       12,093             3.6%
Cumulative effect of change in
     accounting principle, net                               (6,123)          -1.6%            --             0.0%
                                                           ------------------------      ------------------------

Net Earnings                                               $ 13,812             3.6%     $ 12,093             3.6%
                                                           ========================      ========================
Basic Earnings per Share:
     Earnings before cumulative effect of
        change in accounting principle                     $   1.07                      $   0.69
     Cumulative effect of change in
        accounting principle, net                             (0.33)                         0.00
                                                           --------                      --------
     Net Earnings                                          $   0.74                      $   0.69
                                                           ========                      ========
     Weighted Average Common Shares Outstanding              18,645                        17,536
                                                           ========                      ========
Diluted Earnings per Share:
     Earnings before cumulative effect of
        change in accounting principle                     $   1.01                      $   0.65
     Cumulative effect of change in
        accounting principle, net                             (0.31)                         0.00
                                                           --------                      --------
     Net Earnings                                          $   0.70                      $   0.65
                                                           ========                      ========
     Weighted Average Common Shares Outstanding              19,795                        18,683
                                                           ========                      ========


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

CHUX Reports Third Quarter Results
Page 7
October 28, 2002


                                O'CHARLEY'S INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                    AT OCTOBER 6, 2002 AND DECEMBER 30, 2001


                                                             2002            2001
                                                           --------        --------
                                                                 (in thousands)
Cash                                                       $  1,181        $  6,369
Other current assets                                         34,118          30,186
Property and equipment, net                                 373,221         330,553
Other assets                                                  5,893          16,322
                                                           --------        --------
         Total assets                                      $414,413        $383,430
                                                           ========        ========

Current liabilities                                        $ 53,982        $ 51,777
Deferred income taxes                                         8,286           9,576
Long-term debt                                              103,267          89,181
Capitalized lease obligations                                22,396          24,824
Other liabilities                                             4,318           3,870
Shareholders' equity                                        222,164         204,202
                                                           --------        --------
         Total liabilities and shareholders' equity        $414,413        $383,430
                                                           ========        ========



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